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                                                                 Exhibit 5.01
                 [LETTERHEAD OF RAINEY, ROSS, RICE & BINNS]


                                April 5, 1996


Oklahoma Gas and Electric Company
101 North Robinson
Oklahoma City, Oklahoma 73101

             Re:  $300,000,000 Principal Amount of Securities


Gentlemen:


     We have examined the Form S-3 Registration Statement, dated April 5, 1996 (the "Registration Statement"), of Oklahoma Gas and Electric Company (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate principal amount of $300,000,000 of notes ("Senior Notes") issued under the Indenture, dated October 1, 1995, as heretofore supplemented and amended by a supplemental indenture and a new supplemental indenture for each series of Senior Notes, all from the Company to Boatmen's First National Bank of Oklahoma, as trustee (such Indenture, as supplemented and as to be supplemented, is herein referred to as the "Senior Note Indenture"), which Senior Notes are to be secured by First Mortgage Bonds of one or more series (the "Bonds") to be issued under the Trust Indenture dated February 1, 1945 as heretofore supplemented and amended by supplemental trust indentures and a new supplemental trust indenture (the "New Supplemental Indentures") for each series of Bonds all from the Company to Boatmen's First National Bank of Oklahoma, as successor trustee (such Trust Indenture, as supplemented and as to be supplemented, is herein referred to as the "First Mortgage Indenture"). The Senior Notes and the Bonds which are to secure such Senior Notes are herein referred to collectively as the "Securities". We have examined all records, instruments, and documents which we have deemed necessary for the purposes of this opinion, including the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the Securities to be filed by the Company pursuant to the Act.


     Based upon the foregoing and upon our general familiarity with the properties and affairs of the Company, we are of the opinion that:

     1. The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of


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Oklahoma and is authorized to conduct and operate its business as a public utility in the State of Oklahoma.


     2. The First Mortgage Indenture, other than the New Supplemental Indentures, is a legal, valid, and binding instrument of the Company.


     3. The Senior Note Indenture, other than any new supplemental indentures, is a valid, legal and binding instrument of the Company.


     4. When, as and if the Registration Statement on Form S-3, to which this opinion is an exhibit, becomes effective pursuant to the provisions of the Securities Act of 1933, as amended and the Arkansas Public Service Commission has authorized the issuance and sale of the Securities and (a) with respect to the Senior Notes, when, as and if the Senior Notes and one or more new supplemental indentures relating thereto have been duly executed and delivered, and the consideration for the Senior Notes duly received by the Company, all in the manner contemplated by the said Registration Statement, and (b) with respect to the Bonds, when, as and if the Bonds and one or more New Supplemental Trust Indentures relating thereto have been duly authorized, executed, delivered, filed and recorded as required by law, all in the manner contemplated by the said Registration Statement, the Bonds and the Senior Notes will be legally issued and binding obligations of the Company.


     5. The statements made in the above-mentioned Registration Statement and in the related Prospectus, purporting to be made or based upon our opinion correctly set forth our opinion upon said respective matters.

                                                    Respectfully,

                                                    RAINEY, ROSS, RICE & BINNS

                                                    By:  /s/  HUGH D. RICE
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